Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche International Fund, Inc. on Form N-1A (“Registration Statement”) of our report dated October 23, 2014 relating to the financial statements and financial highlights which appears in the August 31, 2014 Annual Report to Shareholders of Deutsche International Value Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche International Fund, Inc. on Form N-1A (“Registration Statement”) of our report dated October 23, 2014 relating to the financial statements and financial highlights which appears in the August 31, 2014 Annual Report to Shareholders of Deutsche CROCI® International Fund (formerly Deutsche International Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 2014